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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Bethlehem Steel Corporation of our report dated January 28, 1998, which appears on page 25 of the 1997 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, NY 10036
April 24, 1998.